UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2022, the Board of Directors (the “Board”) of Aziyo Biologics, Inc. (the “Company”) increased the size of the Board from a total of five to six directors and appointed David Colpman to the Board, effective immediately. Mr. Colpman will serve as a Class III director for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Colpman was also appointed to the audit committee of the Board, effective immediately.

Mr. Colpman was the managing partner of Colpman Consulting Ltd., a business development consultancy, from July 2014 to March 2020. Prior to this, Mr. Colpman was a senior vice president at Shire Plc from 1999 to 2014. Prior to Shire Plc, Mr. Colpman had senior roles in business development at Novo Nordisk A/S, Glaxo Wellcome Plc and Boots Pharmaceuticals Ltd. Mr. Colpman currently serves on the board of OakHill Bio, a private clinical-stage neonatology and rare disease therapeutics company. In addition, he is currently an advisor to HighCape Capital, an affiliate of HighCape Partners, which is an investment fund and a controlling stockholder of the Company. Mr. Colpman received a B.Sc. from Portsmouth University in the field of pharmacy.

The Board has determined that Mr. Colpman qualifies as independent under the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission rules regarding audit committee membership.

As previously disclosed, in connection with C. Randal Mills, Ph.D.’s appointment as Interim President and Chief Executive Officer, Dr. Mills ceased serving as a member of the Company’s Audit Committee and, on June 21, 2022, the Company notified Nasdaq regarding its noncompliance with Nasdaq Listing Rule 5605(c)(2) (“Rule 5605(c)(2)”), which requires, among other things, that the audit committee be comprised of a minimum of three directors who meet the applicable independence requirements under the Nasdaq rules. Effective as of Mr. Colpman’s appointment to the Audit Committee, the Company has regained compliance with Rule 5605(c)(2).

In connection with his service as a non-employee director, Mr. Colpman is eligible to participate in the Company’s Non-Employee Director Compensation Policy and will receive compensation as described in such policy, which is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Mr. Colpman is expected to enter into the Company’s standard indemnification agreement for directors and officers.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release to announce the appointment of Mr. Colpman. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Aziyo Biologics, Inc., dated October 24, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: October 24, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer